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                                                                   Exhibit 11.01
                              NEMATRON CORPORATION
                    CALCULATION OF EARNINGS (LOSS) PER SHARE
           THREE AND SIX MONTH PERIODS ENDED MARCH 31, 1996 AND 1995

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                                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                               MARCH 31                  MARCH 31
                                                                        ----------------------    ----------------------
                                                                           1996        1995          1996        1995
                                                                        ----------  ----------    ----------  ----------
ASSUMPTIONS:
 Weighted average common shares outstanding                              2,915,070   1,902,564     2,892,217   1,754,075
 Weighted average options and warrants outstanding                       1,157,400     217,436     1,115,663     136,793
 Number of options and warrants outstanding at end of period             1,046,125     556,658     1,046,125     556,658
 20% of weighted average common shares outstanding
 Number of common shares obtainable upon exercise of outstanding           583,014     380,513       578,443     350,815
   options and warrants as a percentage of outstanding common
   shares                                                                    39.70%      11.43%        38.57%       7.80%
 Average exercise price of options and warrants                         $     3.40  $     2.69    $     3.29  $     2.52
 Average market price of common stock during the period                 $     7.18  $     1.77    $     6.02  $     1.71

COMPUTATIONS:
 APPLICATION OF ASSUMED PROCEEDS:
  Toward repurchase of outstanding common stock at average
   market price, limited to 20% of outstanding shares,
   or 583,014 shares (quarter) or 578,443 (six months) in 1996          $3,576,519       n/a      $3,484,757       n/a
  Toward reduction of debt                                                     -                      91,762
  Computation not applicable in FY 1995; option prices exceed average market price of common stock
                                                                        ----------                ----------
  Total proceeds from exercise of options and warrants                  $3,576,519       n/a      $3,576,519        n/a
                                                                        ==========  ==========    ==========   ==========

 ADJUSTMENT OF NET INCOME:
  Actual net income                                                A    $   69,664  $  159,766    $  130,719  $   35,133
  Interest reduction at 10.5% in FY 1996                                       -                       2,351
  Interest reduction not applicable in FY 1995                                          n/a                        n/a
                                                                        ----------  ----------    ----------  ----------
  Adjusted net income                                              B    $   69,664  $  159,766    $  133,070  $   35,133
                                                                        ==========  ==========    ==========  ==========

 ADJUSTMENT OF SHARES OUTSTANDING:
  Weighted average common shares outstanding                       C     2,915,070   1,902,564     2,892,217   1,754,075
  Net additional shares (1,157,400 - 498,016) - Three months               659,384
  Net additional shares (1,115,663 - 578,443) - Six months                                           537,220
  Net additional shares - not applicable in FY 1995                                     n/a                        n/a
                                                                        ----------  ----------    ----------  ----------
  Adjusted shares outstanding                                      D     3,574,454   1,902,564     3,429,437   1,754,075
                                                                        ==========  ==========    ==========  ==========

 EARNINGS PER SHARE:
  Before adjustment                                               A/C   $    0.024  $    0.084    $    0.045  $    0.020
  After adjustment                                                B/D   $    0.019         n/a    $    0.039         n/a

  Use for primary earnings per share for financial statements           $     0.02  $     0.08    $     0.04  $     0.02
                                                                        ==========  ==========    ==========  ==========
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